UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	January 27, 2015

CORNING INCORPORATED
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-3247 (Commission File Number)	16-0393470 (I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York (Address of principal executive offices)	14831 (Zip Code)

(607) 974-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

© 2015 Corning Incorporated. All Rights Reserved.

Item 7.01 Regulation FD Disclosure.

Corning Incorporated (the “Company”) adopted the use of core performance measures as a supplement to U.S. generally accepted accounting principles (“GAAP”), in early 2013 when the Japanese yen began a significant weakening trend relative to the U.S. dollar.  Corning used a yen-to-dollar rate of ¥93 (“constant-yen”) for its core reporting in 2013 and 2014, which was aligned with the Company’s hedge rates during that time period.  The Company announced that, beginning with the first quarter of 2015, it is changing the constant-yen rate used in the calculation of its core performance measures to the rate of ¥99 to align with its hedges entered into for the years 2015 through 2017.  The Company believes that presenting its results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate operating performance period over period, analyze underlying trends in its businesses, and establish operational goals and forecasts, as well as assisting investors in understanding its financial results.

Exhibit 99 to this Form 8-K provides recast core performance measures for Corning Incorporated in total, as well as the Display Technologies and Specialty Materials segments, for the years ended December 31, 2014 and 2013, and quarters ended March 31, 2014 and 2013, June 30, 2014 and 2013, September 30, 2014 and 2013, and December 31, 2014 and 2013.  Corning’s remaining segments are not impacted by the change in constant-yen.

In Exhibit 99, the Company discloses items not prepared in accordance with GAAP, or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission) that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations.  The Company believes that its inclusion of these non-GAAP financial measures provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends.  The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business.  These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect the Company’s reported sales, equity earnings, net income or earnings per share, for any of the previously reported periods.  The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with historical financial data that is presented on a basis consistent with the Company’s new core performance measure reporting structure.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

© 2015 Corning Incorporated. All Rights Reserved.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibit

99
Summary of Core Performance Measure changes for the years ended December 31, 2014 and 2013, and quarters ended March 31, 2014 and 2013, June 30, 2014 and 2013, September 30, 2014 and 2013, and December 31, 2014 and 2013 for Corning Incorporated, the Display Technologies segment and the Specialty Materials segment, issued by Corning Incorporated.

© 2015 Corning Incorporated. All Rights Reserved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: January 27, 2015	By	/s/ R. TONY TRIPENY
R. Tony Tripeny
Senior Vice President & Corporate Controller

© 2015 Corning Incorporated. All Rights Reserved.